     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 1998
                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                              -----------------

                                   FORM S-1
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                              -----------------

                       L-3 COMMUNICATIONS HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)


               DELAWARE                3812, 3663, 3679              13-3937434
      (State of Incorporation)   (Primary Standard Industrial     (I.R.S. Employer
                                  Classification Code Number)   Identification No.)

                               600 THIRD AVENUE
                           NEW YORK, NEW YORK 10016
                                (212) 697-1111
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            CHRISTOPHER C. CAMBRIA
                       L-3 COMMUNICATIONS HOLDINGS, INC.
                               600 THIRD AVENUE
                           NEW YORK, NEW YORK 10016
                                (212) 697-1111
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)
                               -----------------
                                  COPIES TO:

              VINCENT PAGANO JR.          KIRK A. DAVENPORT
         SIMPSON THACHER & BARTLETT       LATHAM & WATKINS
             425 LEXINGTON AVENUE         885 THIRD AVENUE
          NEW YORK, NEW YORK 10017    NEW YORK, NEW YORK 10022
            (212) 455-2000                 (212) 906-1200


                              -----------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE




                                       NUMBER OF          PROPOSED
      TITLE OF EACH CLASS OF         SHARES TO BE     MAXIMUM OFFERING     PROPOSED MAXIMUM AGGREGATE        AMOUNT OF
   SECURITIES TO BE REGISTERED        REGISTERED       PRICE PER SHARE           OFFERING PRICE           REGISTRATION FEE
---------------------------------   --------------   ------------------   ----------------------------   ------------------
 Common Stock, par value $.01 per
 share ..........................      575,000       $ 22.00              $12,650,000                    $ 3,731.75


                              -----------------
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] File No. 333-46975



     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                              -----------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

     The contents of the Registration Statement on Form S-1 (File No. 333-46975), as amended, filed by L-3 Communications Holdings, Inc. pursuant to the Securities Act of 1933, as amended, are hereby incorporated by reference in this Registration Statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on May 18, 1998.


                                     L-3 COMMUNICATIONS HOLDINGS, INC.


                                     By: /s/ Christopher C. Cambria
                                         --------------------------------------

                                         Vice President -- General Counsel and
   Secretary


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 18th day of May, 1998 by the following persons in the capacities indicated:




             SIGNATURE                                          TITLE
-----------------------------------   --------------------------------------------------------
                  *                   Chairman, Chief Executive Officer and Director
---------------------------------
                                      (Principal Executive Officer)
               Frank C. Lanza
                  *                   President, Chief Financial Officer (Principal Financial
---------------------------------
                                      Officer) and Director
             Robert V. LaPenta
                  *                   Vice President -- Finance and Controller (Principal
---------------------------------
                                      Accounting Officer)
           Michael T. Strianese
                  *                   Director
---------------------------------
               David J. Brand
                  *                   Director
---------------------------------
            Thomas A. Corcoran
                  *                   Director
---------------------------------
             Alberto M. Finali
                  *                   Director
---------------------------------
               Eliot M. Fried
                  *                   Director
---------------------------------
          Frank H. Menaker, Jr.
                  *                   Director
---------------------------------
             Robert B. Millard
                  *                   Director
---------------------------------
             John E. Montague
                  *                   Director
---------------------------------
            Alan H. Washkowitz
*By: /s/ Christopher C. Cambria
---------------------------------
              Attorney-in-Fact


                            POWER OF ATTORNEY

   We, the undersigned directors and officers of L-3 Communications Holdings Inc., do hereby constitute and appoint Christopher C. Cambria and Michael T. Strianese, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 18th day of May, 1998 by the following persons in the capacities indicated:

           SIGNATURE                                       TITLE
-----------------------------   ----------------------------------------------------------

      /s/ Frank C. Lanza
 -----------------------------  Chairman, Chief Executive Officer and Director (Principal
         Frank C. Lanza         Executive Officer)

     /s/ Robert V. LaPenta
 -----------------------------  President, Chief Financial Officer (Principal Financial
       Robert V. LaPenta        Officer) and Director

   /s/ Michael T. Strianese
 -----------------------------  Vice President--Finance and Controller (Principal
      Michael T. Strianese      Accounting Officer)

      /s/ David J. Brand
 -----------------------------
         David J. Brand         Director

    /s/ Thomas A. Corcoran
 -----------------------------
       Thomas A. Corcoran       Director

     /s/ Albert M. Finali
 -----------------------------
        Albert M. Finali        Director

      /s/ Eliot M. Fried
 -----------------------------
         Eliot M. Fried         Director

  /s/ Frank H. Menaker, Jr.
 -----------------------------
     Frank H. Menaker, Jr.      Director

     /s/ Robert B. Millard
 -----------------------------
       Robert B. Millard        Director

     /s/ John E. Montague
 -----------------------------
        John E. Montague        Director

    /s/ Alan H. Washkowitz
 -----------------------------
       Alan H. Washkowitz       Director

                                 EXHIBIT INDEX





   EXHIBIT NO.                                    DESCRIPTION OF EXHIBIT
----------------- --------------------------------------------------------------------------------------
    **1.1     Form of U.S. Underwriting Agreement among L-3 Communications Holdings, Inc. and the U.S. Underwriters named therein.
    **1.2     Form of International Underwriting Agreement among L-3 Communications Holdings,
              Inc. and the International Managers named therein.
    **3.1     Certificate of Incorporation of L-3 Communications Holdings, Inc.
    **3.2     By-Laws of L-3 Communications Holdings, Inc.
    **4.1     Form of Common Stock Certificate.
    **5       Opinion of Simpson Thacher & Bartlett.
    **10.1    Credit Agreement, dated as of April 30, 1997 among L-3 Communications Corporation and lenders named therein, as amended.
    **10.2    Indenture dated as of April 30, 1997 between L-3 Communications Corporation and
              The Bank of New York, as Trustee.
    **10.3    Stockholders Agreement dated as of April 30, 1997 among L-3 Communications Holdings,
              Inc. and the stockholders parties thereto.
    **10.4    Transaction Agreement dated as of March 28, 1997, as amended, among Lockheed Martin
              Corporation, Lehman Brothers Capital Partners III, L.P., Frank C. Lanza, Robert V.
              LaPenta and L-3 Communications Holdings, Inc.
    **10.5    Employment Agreement dated April 30, 1997 between Frank C. Lanza and L-3
              Communications Holdings, Inc.
    **10.51   Employment Agreement dated April 30, 1997 between Robert V. LaPenta and L-3
              Communications Holdings, Inc.
    **10.6    Lease dated as of April 29, 1997 among Lockheed Martin Tactical Systems, Inc., L-3
              Communications Corporation and KSL, Division of Bonneville International.
    **10.61   Lease dated as of April 29, 1997 among Lockheed Martin Tactical Systems, L-3
              Communications Corporation and Unisys Corporation.
    **10.62   Sublease dated as of April 29, 1997 among Lockheed Martin Tactical Systems, Inc., L-3
              Communications Corporation and Unisys Corporation.
    **10.7    Limited Noncompetition Agreement dated April 30, 1997 between Lockheed Martin
              Corporation and L-3 Communications Corporation.
    **10.8    Asset Purchase Agreement dated as of December 19, 1997 between L-3 Communications
              Corporation and California Microwave, Inc.
    **10.81   Asset Purchase Agreement dated as of February 10, 1998 between FAP Trust and L-3
              Communications Corporation.
    **10.82   Asset Purchase Agreement dated as of March 30, 1998 among AlliedSignal Inc.,
              AlliedSignal Technologies, Inc., AlliedSignal Deutschland GMBH and L-3
              Communications Corporation.
    **10.9    Form of Stock Option Agreement for Employee Options.
    **10.91   Form of 1997 Stock Option Plan for Key Employees.
    **10.10   L-3 Communications Corporation Pension Plan.
    **11      L-3 Communications Holdings, Inc. Computation of Basic Earnings Per Share and
              Diluted Earnings Per Share
    **23.1    Consent of Simpson Thacher & Bartlett (also see Exhibit 5).
      23.2    Consent of Coopers & Lybrand L.L.P., independent certified public accountants.
      23.3    Consent of Ernst & Young LLP, independent certified public accountants.
      23.31   Consent of Ernst & Young LLP, independent certified public accountants.
      23.4    Consent of KPMG Peat Marwick LLP, independent certified public accountants.
      24      Powers of Attorney (included in signature page).


----------
**    Previously filed.